Exhibit 8.1

Locke Lord LLP

2200 Ross Avenue, Suite 2800

Dallas, TX 75201

Telephone: 214-740-8000

Fax: 214-740-8800

www.lockelord.com

September 18, 2019

Ashford Inc.

14185 Dallas Parkway, Suite 1100

Dallas, Texas 75254

Ladies and Gentlemen:

We have acted as special tax counsel to the special committee of the board of directors of Ashford Inc., a Maryland Corporation (“AINC”), with respect to the Merger and Registration Rights Agreement (the “Merger Agreement”) dated as of May 31, 2019 by and among AINC, Ashford Nevada Holding Corp., a Nevada corporation and wholly-owned subsidiary of AINC (“New Holdco”), and Ashford Merger Sub, Inc., a Maryland corporation and wholly-owned subsidiary of New Holdco (“Merger Sub”), and, solely for the purposes of Article V thereof, Archie Bennett, Jr., Monty J. Bennett, MJB Investments, LP, the Alayna Jo Bennett Max 2019 Gift Trust, the Archie Bennett, III 2019 Gift Trust, the Audra Marie Bennett Maxwell 2019 Gift Trust, the Jory Glazener 2019 Gift Trust, the Krista Koleas 2019 Gift Trust, the Matthew Wade Bennett 2019 Gift Trust, the Beverly Rene Bennett Flood 2019 Gift Trust, the Supplemental Needs Trust FBO Lucas Wade Bennett, James L. Cowen, Jeremy J. Welter and Mark A. Sharkey.  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement.

Pursuant to the Merger Agreement, Merger Sub will merge with and into AINC, with AINC surviving (the ”Merger”).  The Merger is described in the Registration Statement on Form S-4 filed with the U.S. Securities and Exchange Commission (“SEC”) by New Holdco (File No. 333-232736), dated as of July 19, 2019, and as amended through the date hereof (the “Registration Statement”), which includes the information/proxy statement-prospectus relating to the Merger (the “Proxy Statement/Prospectus”). You have requested our opinion as to certain United States federal income tax matters in connection with the Merger pursuant to the Registration Statement.

 In connection with our opinion, we have examined and relied upon the following:

1.              The Merger Agreement;

2.              The Combination Agreement;

3.              The Remington Contribution Agreement;

4.              The Transition Cost Sharing Agreement;

5.              The Non-Competition Agreement;

6.              The New Holdco Preferred Stock Certificate of Designation;

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September 18, 2019

7.              The Investor Rights Agreement;

8.              Voting rights agreements entered into by Archie Bennett, Jr. and Monty J. Bennett as of the Closing Date;

9.              The Registration Statement;

10.       The representation letters to us from AINC, Monty J. Bennett, Archie Bennett, Jr., Remington  Holdings, L.P., a Delaware limited partnership, Jeremy J. Welter and James L. Cowen, each executed by a duly authorized person (the “Certificates”); and

11.       Such other documents, records and matters of law as we have deemed necessary or appropriate for rendering this opinion, including all exhibits and attachments to the foregoing.

In our examination, we have assumed, without independent investigation or verification, (i) the authenticity and completeness of all documents reviewed by us in original or copy form, (ii) the conformity to the original documents of all documents reviewed by us as copies, including electronic copies and conformed copies, (iii) the due authorization, capacity, execution and delivery on behalf of the respective parties thereto of all documents referred to herein and the legal, valid and binding effect thereof on such parties, (iv) the genuineness of all signatures on documents examined by us, (v) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, documents, instruments and certificates we have reviewed, (vi) that each unexecuted document submitted to us for our review will be executed in a form materially identical to the form we reviewed, (vii) that all covenants and additional agreements contained in the Merger Agreement and the Combination Agreement (including exhibits thereto) have been and will be performed without waiver or breach of any material provision thereof, (viii) that the Merger will be consummated in the manner contemplated in the Registration Statement and in accordance with the Merger Agreement without any waiver or breach of any material provision thereof and (ix) that the Merger will be effective under applicable state law.

We have further assumed that each of the parties to each of the documents referred to herein fully complies with all of its obligations thereunder and that there are no arrangements, understandings or agreements among any of the parties relating to such documents other than those evidenced by such documents. In connection with the opinion rendered below, we have also relied upon the correctness of the factual representations contained in the Certificates and such representations, certifications, warranties and statements made or agreed to by AINC, New Holdco, Merger Sub, Archie Bennett, Jr., Monty J. Bennett and Remington Holdings, L.P., and by their respective management, employees, officers, directors and stockholders in connection with the Merger, including, but not limited to, those set forth in the Merger Agreement and the Combination Agreement (including exhibits thereto), and have assumed that all representations made “to the knowledge of” any person will be true, correct and complete as if made without that qualification.

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September 18, 2019

We have assumed that all facts, information, representations, covenants, agreements and other statements set forth in the documents referred to above were initially and are currently, and will continue to be, true, correct and complete without regard to any qualification as to knowledge or belief. We have assumed that none of the documents referred to above has been or will be amended, modified, supplemented or otherwise altered in any respect.

Based on the documents and assumptions set forth above and the representations set forth in the Certificates and the discussion in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Merger” (which is incorporated herein by reference), we are of the opinion that:

a.              It is more likely than not that, for U.S. federal income tax purposes, (i) (A) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, or (B) the Merger, together with the Remington Contribution, will qualify as an exchange within the meaning of Section 351 of the Code and (ii) no gain or loss will be recognized by the holders of AINC Common Stock as a result of the Merger with respect to their exchange of shares of AINC Common Stock for New Holdco Common Stock pursuant to the Merger.

b.              The descriptions of the law and the legal conclusions as to the application of United States federal income tax law contained in the Proxy Statement/Prospectus under the caption “Material U.S. Federal Income Tax Consequences of the Merger” are correct in all material respects.

The foregoing opinion is limited to the United States federal income tax matters addressed herein, and no other opinion is rendered with respect to other United States federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. This opinion has been prepared solely in connection with the Registration Statement and may not be relied upon for any other purpose without our prior written consent.

The foregoing opinion is based on current provisions of the Code and the Treasury regulations thereunder, published administrative interpretations thereof, and published court decisions, all of which are subject to change and new interpretation, both prospectively and retroactively.  No assurance can be given that the law will not change in a way that will adversely affect the accuracy of the opinions expressed herein. Although the conclusions set forth herein represent our best judgment as to the probable outcome on the merits of such matters, the Internal Revenue Service and the courts are not bound by, and may disagree with, the conclusions set forth herein. This opinion is rendered only as of the date hereof, and we assume no obligation to update our opinion to address other facts or any changes in law or interpretation thereof that may hereafter occur or hereafter come to our attention. If any one of the statements, representations, warranties or assumptions that we have relied upon to issue this opinion is incorrect in a material respect, our opinion might be adversely affected and may not be relied upon.

Our opinion is further subject to the qualifications, conditions, limitations and assumptions in the discussion set forth herein and under the heading “Material U.S. Federal Income Tax

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September 18, 2019

Consequences of the Merger” in the Registration Statement. The opinions stated herein do not address the U.S. federal income tax consequences of the Merger to the Alayna Jo Bennett Max 2019 Gift Trust, the Archie Bennett, III 2019 Gift Trust, the Audra Marie Bennett Maxwell 2019 Gift Trust, the Jory Glazener 2019 Gift Trust, the Krista Koleas 2019 Gift Trust, the Matthew Wade Bennett 2019 Gift Trust, the Beverly Rene Bennett Flood 2019 Gift Trust, the Supplemental Needs Trust FBO Lucas Wade Bennett, MJB Investments, LP, Archie Bennett, Jr., Monty J. Bennett, Marissa Bennett, James L. Cowen, Jeremy J. Welter and Mark A. Sharkey, or any affiliate thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Locke Lord LLP under the caption “Material U.S. Federal Income Tax Consequences of the Merger” and elsewhere in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.

Very truly yours,

/s/ Locke Lord, LLP